Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$8,332,334
Unrealized Gain (Loss) on Market Value of Futures	(4,498,540)
Interest Income	1,515
ETF Transaction Fees	1,000
Total Income (Loss)	$3,836,309

Expenses
Investment Advisory Fee	$36,270
Brokerage Commissions	5,121
NYMEX License Fee	1,437
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	365
Prepaid Insurance Expense	90
Other Expenses	46,500
Total Expenses	90,558
Expense Waiver	(37,432)
Net Expenses	$53,126
Net Gain (Loss)	$3,783,183

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 3/1/10	$72,327,350
Withdrawals (100,000 Units)	(3,691,753)
Net Gain (Loss)	3,783,183

Net Asset Value End of Period	$72,418,780
Net Asset Value Per Unit (1,900,000 Units)	$38.12

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502